UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 AMENDMENT NO. 3

TO

FORM 8-K

AMENDED CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2006

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Per the request of a Staff Accountant of the SEC, QPC Lasers, Inc. (the “Company”) is filing this Amendment No. 3 to Form 8-K to re-state the information in the Form 8-K dated October 23, 2006 and filed on October 27, 2006 (file No. 333-121598) and Amendment No. 2 to Form 8-K dated October 23, 2006 and filed on November 8, 2006 (file no. 333-121598 ) in its entirety.

Item 4.01    Changes in Registrant’s Certifying Accountant

(a)    This report on Form 8-K relates to a change in accountants resulting from a corporate combination. Pursuant to a share exchange, Quintessence Photonics Corporation (“QPC”) became a wholly-owned subsidiary of QPC Lasers, Inc. (the “Company”) and the former shareholders of QPC became the holders of approximately 87% of the Company’s common stock. QPC, the acquirer for accounting purposes, retained its independent accountants, resulting in a change of accountants for the Company. The Company dismissed Bagell Josephs, Levine & Company, L.L.C. ("Bagell") as the Company's independent accountant effective as of October 23, 2006. The decision to change accountants was recommended by the audit committee of the Company by unanimous written consent dated October 23, 2006.

Bagell’s report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles, except that in the Pre-Effective Amendment to Form SB-2 filed on May 31, 2005, the Registration Statement on Form SB-2 filed on December 23, 2004, Amendment No. 1 to Form SB-2 filed on June 7, 2005, Amendment No. 2 to Form SB-2 filed on June 7, 2005 and Report of Independent Registered Public Accounting Firm section of the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2005, Bagell disclaimed their opinions on the financial statements by indicating that their opinion on the financial statements were prepared assuming the Company continues as a going concern. Bagell indicated that since the Company had just begun operations, was currently developing their business, had sustained operating losses and was looking to raise capital over the next year to assist in funding their operations, substantial doubt was raised about the Company’s ability to continue as a going concern. During the two most recent fiscal years and through the subsequent interim period ended October 23, 2006, (i) the Company had no disagreements with Bagell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K. Bagell ceased providing services to the Company after February 16, 2006.

(b)    On October 23, 2006, the audit committee of the Company decided to engage Weinberg & Company, P.A. (“Weinberg”) as the Company’s new accountant. Weinberg audited the Company’s consolidated balance sheet as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004. Weinberg’s opinion on the financial statements was stated in the Report of Independent Registered Public Accounting Firm section of the Company’s Registration Statement on Form SB-2 filed on September 18, 2006. Weinberg expressed that in their opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and the consolidated results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America. However, Weinberg disclaimed their opinions on the financial statement by indicating that their opinion on the consolidated financial statements was prepared assuming the Company continues as a going concern. Weinberg indicated that the Company incurred a net loss of $7,777,858 and used $6,574,614 of cash in operations for the year ended December 31, 2005 and had a working capital deficiency of $1,635,421 as of December 31, 2005, which raises substantial doubt about its ability to continue as a going concern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: November 9, 2006	By:	/s/ George Lintz
George Lintz
Chief Financial Officer